Exhibit 23(1)

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-178044) on Form S-8 of our report dated June 28, 2018 appearing in the annual report on Form 11-K of American Electric Power System Retirement Savings Plan for the year ended December 31, 2017.

/s/ Plante & Moran, PLLC
Columbus, Ohio
June 28, 2018